Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251074-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 2, 2020)

$300,000,000

5.450% Senior Notes due 2028

This is an offering by Southwest Gas Corporation of $300,000,000 of its 5.450% Senior Notes due 2028 (the “Notes”). The Notes will mature on March 23, 2028, and interest will be paid semi-annually in arrears on March 23 and September 23 of each year or, if such day is not a business day, on the next succeeding business day, beginning on September 23, 2023. Interest will accrue from March 23, 2023. Southwest Gas Corporation may redeem the Notes in whole or in part at any time, or from time to time, at the applicable redemption price described on page S-16. For a more detailed description of the Notes, see “Description of the Notes” beginning on page S-15.

The Notes will be senior unsecured general obligations of Southwest Gas Corporation and will rank equal in right of payment with all existing and future senior unsecured debt of Southwest Gas Corporation and senior in right of payment to all existing and future subordinated debt of Southwest Gas Corporation. The Notes will be effectively subordinated to any secured debt that Southwest Gas Corporation may incur, to the extent of the value of the assets securing such debt, and structurally subordinated to all existing and future liabilities of Southwest Gas Corporation’s subsidiaries, including trade payables.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and Item 1A “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Per Note	Total
Public Offering Price(1)	99.853%	$299,559,000
Underwriting Discount	0.60%	$1,800,000
Proceeds to Southwest Gas Corporation (before expenses)	99.253%	$297,759,000

(1)	Plus accrued interest, if any, from March 23, 2023.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not, and are not expected to be, listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the Notes.

Delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company, including Clearstream Banking, société anonyme and/or Euroclear Bank S.A./N.V., and its participants against payment in New York, New York, on or about March 23, 2023, the second business day following the date of this prospectus supplement.

Joint Book-Running Managers

BofA Securities		J.P. Morgan

TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers
Truist Securities	KeyBanc Capital Markets

The date of this prospectus supplement is March 21, 2023.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide you in connection with the sale of the Notes offered hereby. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus supplement or the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document consists of two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

Before investing in the Notes, please read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein together with the additional information described under the section entitled “Available Information.” You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you make an investment decision.

We are not making any representation to any purchaser of the Notes regarding the legality of an investment in the Notes by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Notes.

When we use the terms “Southwest,” “Southwest Gas,” the “Company,” “we,” “our,” or “us,” we are referring to Southwest Gas Corporation, together with our subsidiaries, except where the context otherwise requires or where otherwise indicated. The term “Southwest Gas Holdings” or “our parent” refers to our parent company, Southwest Gas Holdings, Inc. The term “Centuri” refers to Centuri Group, Inc., a wholly owned subsidiary of Southwest Gas Holdings that represents its utility infrastructure services segment. The term “MountainWest” refers to MountainWest Pipelines Holding Company.

The Notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest)” beginning on page S-32 of this prospectus supplement.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“Reform Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s (or our parent’s) plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “endeavor,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding operating margin patterns, the consummation of this offering, including the anticipated use of the net proceeds hereof, customer growth, the composition of our customer base, price, seasonal patterns, the ability to pay debt, the Company’s company-owned life insurance strategy, the magnitude of future acquisition or divesture purchase price true-ups and related impairments or losses related thereto, replacement market and new construction market, plans to refinance near-term maturities, impacts from pandemics, including on our employees, customers, business, our financial position, earnings, bad debt expense, work deployment and related uncertainties stemming, expected impacts of valuation adjustments associated with any redeemable noncontrolling interests, the profitability of storm work, mix of work, or absorption of fixed costs by larger infrastructure services customers, the impacts of U.S. tax reform including disposition in any regulatory proceeding and bonus depreciation tax deductions, the impact of recent Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, plans to pursue infrastructure programs or programs under SB151 legislation, forecasted operating cash flows and results of operations, net earnings impacts or recovery of costs from gas infrastructure replacement and Customer-owned Yard Line programs and surcharges, funding sources of cash requirements, amounts generally expected to be reflected in future period revenues from regulatory rate proceedings including amounts requested or settled from recent and ongoing general rate cases or other regulatory proceedings, PGA administration and recovery and timing, and other rate adjustments, sufficiency of working capital and current credit facilities or the ability to cure negative working capital balances, bank lending practices, our parent’s views regarding its liquidity position, ability to raise funds and receive external financing capacity and the intent and ability to issue various financing instruments and stock under the existing at-the-market equity program or otherwise, if necessary, future dividends or increases to our parent company’s board of directors’ current target dividend payout ratio, pension and postretirement benefits, certain impacts of tax acts, the effect of any other rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, statements regarding future gas prices, gas purchase contracts and pipeline imbalance charges or claims related thereto, recoverability of regulatory assets, the impact of certain legal proceedings or claims, and the timing and results of future rate hearings, including any ongoing or future general rate cases and other proceedings, and statements regarding pending approvals are forward-looking statements. All forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.

A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, inflation, interest rates and related government actions, sufficiency of labor markets and ability to timely hire qualified employees or similar resources, acquisition and divesture decisions, including prices paid or received and their impacts to impairments, write-downs, or losses generally, the impacts of pandemics including that which may result from a restriction by government officials or otherwise, including impacts on employment in our territories, the health impacts to our customers and employees, the ability to collect on customer accounts due to the suspension or lifted moratorium on late fees or service disconnection in any or all jurisdictions, the ability to obtain regulatory recovery of related costs, the ability of the infrastructure services business to conduct work and the impact of a delay or termination of work, and decisions of customers as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise, the ability to recover and timing thereof related to costs associated with the PGA mechanisms or other regulatory assets or programs, the effects of regulation/

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deregulation, governmental or regulatory policy regarding pipeline safety, greenhouse gas emissions, natural gas or alternative energy, the regulatory support for ongoing infrastructure programs or expansions, the timing and amount of rate relief, the timing and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of credit rating actions and conditions in the capital markets on financing costs, the impact of variable rate indebtedness associated with a discontinuance of LIBOR including in relation to amounts of indebtedness then outstanding, changes in construction expenditures and financing, levels of or changes in operations and maintenance expenses, effects of pension or other postretirement benefit expense forecasts or plan modifications, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims and disputes, changes in pipeline capacity for the transportation of gas and related costs, projections about our parent-entity or other acquired business’ earnings, or those that may be planned, future acquisition-related costs, differences between actual experience and projections in costs to integrate or stand up portions of newly acquired business operations, impacts of changes in the value of any redeemable noncontrolling interests if at other than fair value, differences between actual and originally expected outcomes of fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work and impacts from work awarded or failing to be awarded from significant customers, the mix of work awarded, the result of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, acquisitions and management’s plans related thereto, the ability of management to successfully finance, close, and assimilate any acquired businesses, the impact on our parent company’s stock price or our credit ratings due to undertaking or failing to undertake acquisition or divestiture activities or other strategic endeavors, the impact on our parent company’s stock price, costs, actions or disruptions or continuation thereof related to significant stockholders and their activism, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, the Company and Southwest Gas Holdings can provide no assurance that its discussions regarding certain trends or plans relating to its financing and operating expenses will continue, proceed as planned, cease to continue, or fail to be alleviated, in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus supplement, the accompanying prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” and “Available Information” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

We and Southwest Gas Holdings have jointly filed with the SEC an automatic shelf registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus supplement.

Any reports that we file with the SEC on or after the date of this prospectus supplement and before the date that the offering of the Notes is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference into this prospectus supplement have been modified or superseded. We specifically incorporate by reference into this prospectus supplement the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K of Southwest Gas Holdings, Inc. and Southwest Gas Corporation for the year ended December 31, 2022;

•	Current Reports on Form 8-K and Form 8-K/A, as applicable, of Southwest Gas Holdings, Inc. filed on February 14, 2023, February 21, 2023, March 7, 2023 and March 10, 2023;

•	Current Report on Form 8-K of Southwest Gas Corporation filed on January 20, 2023;

•

The sections of Southwest Gas Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A filed on March 24, 2022 that are specifically incorporated by reference into the Annual Report on Form 10-K of Southwest Gas Holdings, Inc. and Southwest Gas Corporation for the year ended December 31, 2021; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus supplement until the termination of the offering of the Notes.

We and our parent company, Southwest Gas Holdings, separately filed the combined Annual Report on Form 10-K and the Current Reports on Form 8-K listed above. However, the information contained in those combined reports relating solely to our parent and its subsidiaries (other than Southwest Gas and its consolidated subsidiaries), was separately filed by Southwest Gas Holdings on its behalf, and the information contained in those combined reports relating solely to Southwest Gas and its consolidated subsidiaries was separately filed by us. We do not intend to incorporate by reference into this prospectus supplement the information relating to Southwest Gas Holdings and its subsidiaries (other than Southwest Gas and its consolidated subsidiaries or information provided separately by Southwest Gas or its consolidated subsidiaries), and we make no representation as to the information relating to Southwest Gas Holdings and its subsidiaries (other than Southwest Gas and its consolidated subsidiaries) contained in such combined reports. The only information you should rely upon in determining whether to invest in the Notes is the information of Southwest Gas and its consolidated subsidiaries contained in this prospectus supplement and the accompanying prospectus, the information separately provided by Southwest Gas and its consolidated subsidiaries in the documents incorporated by reference herein and therein and any free writing prospectus used in connection with the offering of Notes described in this prospectus supplement and the accompanying prospectus.

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You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) through the SEC’s website at www.sec.gov or at no cost to you by writing or telephoning us at the following:

Southwest Gas Corporation

8360 S. Durango Drive

P.O. Box 98510

Las Vegas, Nevada 89193

Attention: Corporate Secretary

Telephone: (702) 876-7237

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the Notes. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” and “Description of the Notes” and the financial statements and related notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

Southwest Gas Corporation

Southwest was originally incorporated in March 1931 under the laws of the state of California and composes the natural gas distribution segment of Southwest Gas Holdings. Southwest Gas Holdings, Inc. is a holding company that owns all of the shares of common stock of Southwest Gas Corporation and all of the shares of common stock of Centuri (infrastructure services segment). On December 15, 2022, Southwest Gas Holdings announced that its board of directors had determined to spin-off Centuri from Southwest Gas Holdings into a standalone, independent public company, with such spin-off expected to be completed in the fourth quarter of 2023 or the first quarter of 2024. On February 14, 2023, Southwest Gas Holdings completed its previously announced sale of all of the equity interests in MountainWest Pipelines Holding Company (“MountainWest”), pursuant to the terms of that certain Purchase and Sale Agreement, dated as of December 14, 2022, by and between Southwest Gas Holdings, MountainWest and Williams Partners Operating LLC, a wholly owned subsidiary of The Williams Companies, Inc.

Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, Southwest distributes and transports natural gas for customers in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County. Through its subsidiaries, Southwest operates two federally regulated interstate pipelines serving portions of the foregoing northern territories of Nevada and California, and southern Nevada.

As of December 31, 2022, Southwest purchased and distributed or transported natural gas to 2,197,000 residential, commercial, and industrial customers in geographically diverse portions of Arizona, Nevada, and California. Southwest added 41,000 new customers during 2022. Transportation of customer-secured gas to end-users accounted for 42% of total system throughput in 2022, but represents only 11% of operating margin.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (the “CPUC”). These commissions regulate public utility rates, practices, facilities, and service territories in their respective states. The CPUC also regulates the issuance of all debt securities by Southwest, with the exception of short-term borrowings. Certain accounting practices, transmission facilities, and rates are subject to regulation by the Federal Energy Regulatory Commission.

Our administrative offices are located at 8360 S. Durango Drive, P.O. Box 98510, Las Vegas, Nevada 89193, telephone number (702) 876-7237. Our parent maintains a website (www.swgasholdings.com) for the benefit of investors, customers, and other interested parties. Southwest and Southwest Gas Holdings file certain joint reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current

Reports on Form 8-K, and amendments to those reports, all of which are available free of charge, and are accessible through our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website is intended to be an inactive textual reference and the information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

The following is a brief summary of some of the terms of the offering and the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Notes, please refer to “Description of the Notes”

Issuer	Southwest Gas Corporation. The Notes are not obligations of, nor guaranteed by, Southwest Gas Holdings, Inc., the corporate parent of Southwest Gas Corporation, or any of Southwest Gas Holdings, Inc.’s other subsidiaries.

Aggregate Principal Amount	$300,000,000

Maturity Date	March 23, 2028.

Interest Rate	5.450% per annum.

Interest Payment Dates	Interest will be payable semi-annually in arrears on March 23 and September 23 of each year, beginning on September 23, 2023.

Day Count Convention	30/360.

Denominations	$2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The Notes will be our senior unsecured general obligations and will rank equal in right of payment with all of our existing and future senior unsecured debt and senior in right of payment to all of our existing and future subordinated debt.

The Notes will be effectively subordinated to any of our secured debt, to the extent of the assets securing such debt, and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables.

Optional Redemption	Prior to February 23, 2028 (one month prior to their maturity date, and such date the Par Call Date, as defined in the section entitled “Description of the Notes—Redemption at Our Option”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes—Redemption at Our Option.”

Events of Default	Events of default generally will include failure to pay principal or any premium, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or the Indenture (as defined under “Description of the Notes”), certain events of bankruptcy, insolvency or reorganization, and certain events of default under our other debt instruments. See “Description of the Notes—Events of Default.”

Certain Covenants	The Indenture will contain covenants that include, but are not limited to, restrictions on our ability to issue indebtedness for borrowed money secured by a lien and enter into certain sale and lease-back transactions. See “Description of the Notes—Covenants.”

Use of Proceeds	We intend to use the net proceeds from this offering to repay amounts outstanding under the Credit Facility (as defined under “Description of Other Indebtedness”) and for general corporate purposes.

Clearance and Settlement	The Notes will be cleared through The Depository Trust Company (“DTC”), including Clearstream Banking, société anonyme (“Clearstream”) and/or Euroclear Bank S.A./N.V. (“Euroclear”), and its participants. Settlement is expected to occur on March 23, 2023.

No Listing	The Notes are not, and are not expected to be, listed on any securities exchange or included in any automated quotation system. Currently there is no public market for the Notes.

Further Issuances	We may in the future, without the consent of or notice to the holders of the Notes, issue and sell additional notes on the same terms and conditions as the Notes being offered hereby (other than the issue date, issue price, and, if applicable, the initial interest payment date); provided that if such additional notes are not fungible for U.S. federal income tax purposes with such previously issued Notes, such additional notes will have a separate CUSIP number.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and those risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference.

Conflicts of Interest	Affiliates of BofA Securities, Inc. and J.P. Morgan Securities LLC serve as lenders and/or agents under the Credit Facility (as defined under “Description of Other Indebtedness”). As a result of the intended use of proceeds, each of J.P. Morgan Securities LLC and BofA Securities, Inc. will receive at least 5.0% of the net proceeds from this offering and will be deemed to have a “Conflict of Interest” pursuant to FINRA Rule 5121. See “Use of Proceeds.”

However, a qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(B). Nevertheless, pursuant to FINRA Rule 5121(c), each of BofA Securities, Inc. and J.P. Morgan Securities LLC will not confirm sales of the Notes to any account over which any of BofA Securities, Inc. and J.P. Morgan Securities LLC exercises discretionary authority without the prior written approval of the customer. For more information, see “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.

RISK FACTORS

Investing in the Notes involves risks. You should carefully consider the specific risk factors set forth below, as well as the risk factors described in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as those risks discussed from time to time in our subsequently filed reports, including our Quarterly Reports on Form 10-Q before deciding to invest in the Notes. This prospectus supplement and the accompanying prospectus contain or incorporate statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions. See “Cautionary Statement Regarding Forward-Looking Information.”

Risks Relating to the Notes

Your right to receive payments on the Notes is unsecured and will be effectively subordinated to our existing and future secured debt and structurally subordinated to the existing and future debt and other liabilities of our subsidiaries.

The Notes are unsecured and therefore will be effectively subordinated to any secured debt we may incur to the extent of the assets securing such debt. In the event of a liquidation, dissolution, reorganization, bankruptcy or similar proceeding involving us, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the Notes.

In addition, the Notes will be structurally subordinated to the liabilities of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes, whether by dividends, distributions, loans or other payments. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, the assets of our subsidiaries will be available to pay obligations on the Notes only after creditors of our subsidiaries have been paid first. In such a case, as a result of the application of the subsidiaries’ assets to satisfy claims of creditors, including trade creditors, and preferred equity holders, the value of the stock of the subsidiaries would be diminished and perhaps rendered worthless. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the Notes. The Indenture will not prohibit us or our subsidiaries from incurring additional unsecured indebtedness or issuing common or preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us.

The Indenture and other instruments that govern our outstanding indebtedness contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and adversely affect you, as holders of the Notes.

The Indenture will contain a number of significant covenants that could adversely affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations. These covenants restrict, among other things, our ability to:

•	issue indebtedness for borrowed money secured by a lien, and

•	enter into certain sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications as described under “Description of the Notes—Covenants.” In addition, the applicable indentures governing our outstanding medium-term notes and certain of our outstanding senior notes contain similar restrictive covenants, and the note purchase agreement related to our outstanding 6.10% Senior Notes due 2041, our Credit Facility and the 2023 Term Loan (each as defined under “Description of Other Indebtedness”) each contain a number of covenants and obligations. The breach of any covenant or obligation under the Indenture, the applicable indentures or note purchase agreement governing or related to our outstanding medium-term and senior notes or the Credit Facility and the 2023 Term Loan that is not otherwise waived or cured could result in a default and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. Any default under the Indenture, the applicable indentures or note purchase agreement governing or related to our outstanding medium-
term and senior notes or the Credit Facility or the 2023 Term Loan could adversely affect our growth, financial condition, results of operations and ability to make payments on our debt, and could force us to seek protection under the bankruptcy laws. For a description of our outstanding medium-term and senior notes, the related indentures and note purchase agreement and our Credit Facility, see “Description of Other Indebtedness.”

An active trading market may not develop for the Notes and you may be unable to sell your Notes.

The Notes will be new securities for which there currently is no trading market, and we do not intend to list the Notes on any securities exchange or automated quotation system. Although we have been informed by some of the underwriters that they presently intend to make a market in the Notes after this offering is completed, they have no obligation to do so and may discontinue market-making at any time without notice. In addition, market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. As a result, you cannot be sure that an active trading market will develop for the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

In addition, the liquidity of the trading market for the Notes, if one develops, and the market price quoted for the Notes, may be adversely affected by: changes in the overall market for debt securities; changes in our financial condition, performance or prospects; the prospects for companies in our industry generally; the number of holders of the Notes; the interest of securities dealers in making a market for the Notes; and prevailing interest rates. Further, any adverse events in the global financial markets as a whole may cause a reduction of liquidity in the secondary market for the Notes.

Credit rating downgrades may have an adverse impact on the market valuation of the Notes and the market valuation of the Notes may be exposed to volatility.

We are rated, and we expect the Notes to be rated, by Moody’s Investors Service, Inc., S&P and Fitch Ratings Inc. These ratings are not recommendations to purchase, sell or hold the Notes. Credit rating agencies continually revise their ratings for companies they follow, including us. Accordingly, any rating assigned to us or the Notes by one or more of these rating agencies may not remain, may be lowered or may be withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes in our business, warrant a change to the rating assigned. If one of the major rating agencies lowers its credit rating of us or the Notes, the market value of the Notes will likely decline. Moreover, historically, the debt market has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes, and the debt market has been particularly volatile, and will likely continue to be volatile for a period of time, as a result of the economic uncertainty caused by, among other things, concerns around inflation, increased interest rates and the war in Ukraine. The market, if any, for the Notes may not be free from similar disruptions, and any such disruptions could adversely affect the prices at which the holders of Notes may sell their Notes. The debt market can experience sudden and sharp price swings, which can be exacerbated by factors such as (i) global and national economic turmoil, (ii) large or sustained sales by major investors in debt, (iii) a default by a high-profile issuer or (iv) simply a change in investors’ psychology regarding debt. A real or perceived economic downturn could cause a decline in the market value of the Notes. Therefore, holders of the Notes may be unable to sell their Notes at a particular time or, in the event they are able to sell their Notes, the price that they receive when they sell may not be favorable.

A significant reduction in Southwest Gas Holdings’ and Southwest’s credit ratings could materially and adversely affect our business, financial condition, and results of operations.

We cannot be certain that any of our current credit ratings will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. Our credit ratings are subject to change at any time in the discretion of the applicable ratings agencies. Numerous factors, including many which are not within our control, are considered by the ratings agencies in connection with assigning credit ratings.

Any downgrade could increase our future borrowing costs, which would diminish our financial results. We would likely be required to pay a higher interest rate in certain current, as well as future, financings, and our potential pool of investors and funding sources could decrease. A downgrade could require additional support in the form of letters of credit or cash or other collateral and otherwise adversely affect our business, financial condition, and results of operations.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and expansion efforts will depend upon our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may need or decide to refinance all or a portion of our indebtedness before maturity, and cannot provide assurances that we will be able to refinance any of our indebtedness, including the Notes, on commercially reasonable terms, or at all. We may have to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, obtaining additional debt financing, or entering into joint ventures.

We may choose to redeem the Notes prior to maturity.

We may redeem all or a portion of the Notes at any time. See “Description of the Notes—Redemption at Our Option.” If prevailing interest rates are lower at the time of redemption, holders of the Notes may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed.

The Indenture will not limit the amount of unsecured indebtedness that we or our subsidiaries may incur or our ability to enter into a change of control transaction or require us to comply with any financial covenants.

Neither we nor any of our subsidiaries will be restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the Indenture. As of March 21, 2023, we had approximately $3.4 billion of indebtedness outstanding and $175 million of borrowings available under our Credit Facility. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. In addition, we will not be restricted from paying dividends on or issuing or repurchasing our securities under the Indenture. Furthermore, the Indenture will not contain any provisions restricting our or any of our subsidiaries’ ability to sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries), to enter into transactions with affiliates, or to create restrictions on the payment of dividends or other amounts to us from our subsidiaries. Additionally, the Indenture will not require us to offer to purchase the Notes in connection with a change of control or require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth. There will be no financial covenants in the Indenture. You will not be protected under the Indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described in this prospectus supplement under “Description of the Notes.”

Southwest Gas Holdings is not a guarantor of the Notes and may have interests that conflict with those of the holders of the Notes.

Southwest Gas Holdings is not a guarantor of, or in any way obligated in connection with, the Notes issued by us. We are a wholly owned subsidiary of Southwest Gas Holdings. As our parent, Southwest Gas Holdings controls our fundamental corporate policies and transactions, including but not limited to, the approval of significant corporate transactions. The interests of Southwest Gas Holdings as an equity holder and as parent of a subsidiary may be different from your interests as a holder of the Notes. For example, Southwest Gas Holdings may have an interest in pursuing, or causing us to pursue, acquisitions, financings, or other transactions that, in its judgment, could enhance its equity investment in us or the value of its other businesses, even though those transactions might involve risks to you as holders of the Notes.

The assets related to Southwest Gas Holdings’ utility infrastructure services businesses will not be available to satisfy obligations under the Notes.

Southwest does not hold an interest in Centuri and Centuri is not a guarantor of the Notes. Accordingly, the income and business from Southwest Gas Holdings’ utility infrastructure services and segment may not be available to service our indebtedness, including the Notes, and in the event of a liquidation, dissolution, reorganization, bankruptcy or similar proceeding involving us, the assets related to the utility infrastructure services segment may not be available for us to make payments on the Notes.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $296.5 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering to repay amounts outstanding under the Credit Facility (as defined under “Description of Other Indebtedness”) and for general corporate purposes.

See “Description of Other Indebtedness” for information on our outstanding indebtedness, including as to interest rate and maturity of our Credit Facility.

Certain of the underwriters in this offering, or their affiliates, are lenders under the Credit Facility. Certain of the underwriters in this offering, or their affiliates, will therefore receive a portion of the net proceeds from this offering as a result of our intended use of proceeds. See “Underwriting (Conflicts of Interest)—Other Relationships.”

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our indebtedness that is outstanding. To the extent such summary contains descriptions of our specific debt instruments, such descriptions do not purport to be complete and are qualified in their entirety by reference to those and related documents, copies of which have been filed with the SEC and which we will provide you upon request.

Industrial Development Revenue Bonds

As of March 21, 2023, we had an aggregate principal amount of approximately $200 million in industrial development revenue bonds (“IDRBs”) outstanding. The different series of IDRBs will mature at various dates, the first maturity date occurring in 2028 and the last occurring in 2039. Our contracts relating to the issuance of these bonds do not contain material financial covenants or restrictions.

On December 1, 1993, we entered into a Project Agreement with the City of Big Bear Lake, California in connection with the issuance of $50 million of tax-exempt Series A variable-rate IDRBs, due December 2028, all of which remain outstanding. Such IDRBs are supported by a letter of credit issued by Bank of America, N.A. These Series A variable-rate IDRBs bear interest at the rate determined by the remarketing agent to be the lowest rate which would enable the remarketing agent to sell the Series A IDRBs on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof.

On March 1, 2003, we entered into a Financing Agreement with Clark County, Nevada in connection with the issuance of $165 million Clark County, Nevada IDRBs due 2038. As of March 21, 2023, all of such indebtedness has been repaid, except for $50 million of 2003 Series A variable-rate IDRBs. Such IDRBs are supported by a letter of credit issued by Wells Fargo Bank, N.A. These Series A variable-rate IDRBs bear interest at the rate determined by the remarketing agent to be the lowest rate which would enable the remarketing agent to sell the Series A IDRBs on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof.

On September 1, 2008, we entered into a Financing Agreement with Clark County, Nevada in connection with the issuance of $50 million in Clark County, Nevada variable-rate 2008 Series A IDRBs due 2038. Such IDRBs are supported by a letter of credit issued by MUFG Bank, Ltd. All of such IDRBs remain outstanding. Such IDRBs bear interest at the rate determined by the remarketing agent to be the lowest rate which would enable the remarketing agent to sell the bonds on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof.

On December 1, 2009, we entered into a Financing Agreement with Clark County, Nevada in connection with the issuance of $50 million in Clark County, Nevada variable-rate 2009 Series A IDRBs due 2039. Such IDRBs are supported by a letter of credit issued by Bank of America, N.A. All of such IDRBs remain outstanding. Such IDRBs bear interest at the rate determined by the remarketing agent to be the lowest rate which would enable the remarketing agent to sell such IDRBs on the effective date of such rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof.

1996 Indenture

We entered into an indenture on July 15, 1996, which was subsequently supplemented and amended in connection with the issuance of notes, as described below (the “1996 Indenture”). The 1996 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. In addition to the medium-term notes, described below, as of March 21, 2023, we had $75 million of 8% notes due 2026 outstanding under the 1996 Indenture.

2021 Term Loan

On March 23, 2021, we entered into a $250 million Term Loan that matures March 22, 2022 (the “2021 Term Loan”). The proceeds were used to fund the increased cost of natural gas supply during the month of February 2021, caused by extreme weather conditions in the central U.S. On March 22, 2022, we entered into Amendment No. 1 to the 2021 Term Loan (as amended, the “Amended 2021 Term Loan Agreement”). The Amended 2021 Term Loan Agreement, among other things, (1) extended the maturity date of the term loan to March 21, 2023 and (2) replaced LIBOR interest rate benchmarks with SOFR interest rate benchmarks. On March 21, 2023, we repaid the 2021 Term Loan in full using amounts borrowed under our Credit Facility.

Medium-Term Notes

As of March 21, 2023, we had a total of $32.5 million in outstanding principal amount of medium-term notes: $25 million in 7.92% series medium-term notes due 2027 and $7.5 million in 6.76% series medium-term notes due 2027. These medium-term notes are governed by the 1996 Indenture and the Second Supplemental Indenture thereto dated as of December 30, 1996. We initially registered the sale of up to $150 million medium-term notes with the SEC, of which we have sold an aggregate of $82.5 million as of the date of this prospectus. As of the date of this prospectus, of the $82.5 million, we have retired an aggregate of $50 million.

2010 Indenture

We entered into an indenture on December 7, 2010, which was subsequently supplemented and amended in connection with the issuance of the notes, as described below (the “2010 Indenture”). The 2010 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions.

2013 Indenture

We entered into an indenture on October 4, 2013 (the “2013 Indenture”) in connection with the issuance of $250 million 4.875% Senior Notes due 2043. The 2013 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. As of March 21, 2023, we have $250 million in outstanding principal amount of 4.875% Senior Notes due 2043.

2016 Indenture

We entered into an indenture on September 29, 2016 (the “2016 Indenture”) in connection with the issuance of $300 million 3.80% Senior Notes due 2046. The 2016 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. As of March 21, 2023, we have $300 million in outstanding principal amount of 3.80% Senior Notes due 2046.

2018 Indenture

We entered into an indenture on March 15, 2018 (the “2018 Indenture”) in connection with the issuance of $300 million 3.70% Senior Notes due 2028. The 2018 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. As of March 21, 2023, we have $300 million in outstanding principal amount of 3.70% Senior Notes due 2028.

2019 Indenture

We entered into an indenture on May 31, 2019 (the “2019 Indenture”) in connection with the issuance of $300 million 4.150% Senior Notes due 2049. The 2019 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. As of March 21, 2023, we have $300 million in outstanding principal amount of 4.150% Senior Notes due 2049.

2020 Indenture

We entered into an indenture on June 4, 2020 (as amended and supplemented from time to time, the “2020 Indenture”) and first supplemental indenture thereto in connection with the issuance of $450 million 2.20% Senior Notes due 2030. As of March 21, 2023, we have $450 million in outstanding principal amount of 2.20% Senior Notes due 2030. In August 2021, we entered into the second supplemental indenture in connection with the issuance of $300 million 3.18% Senior Notes due 2051. As of March 21, 2023, we have $300 million in outstanding principal amount of 3.18% Senior Notes due 2051 outstanding. In March 2022, we entered into the third supplemental indenture in connection with the issuance of $600 million 4.05% Senior Notes due 2032. As of March 21, 2023, we have $600 million in outstanding principal amount of 4.05% Senior Notes due 2032. In December 2022, we entered into the fourth supplemental indenture in connection with the issuance of $300 million 5.80% Senior Notes due 2027. As of March 21, 2023, we have $300 million in outstanding principal amount of 5.80% Senior Notes due 2027.

The 2020 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions.

2023 Term Loan

On January 20, 2023, we entered into a $450 million Term Loan that matures January 19, 2024 (the “2023 Term Loan”). The proceeds were used to fund higher than expected natural gas costs for the November 2022 through March 2023 winter period caused by numerous market forces including historically low storage levels, unexpected upstream pipeline maintenance events, and cold weather conditions across the western region. As of March 21, 2023, the interest rate under the 2023 Term Loan was approximately 5.81% and we have $450 million in outstanding principal under the 2023 Term Loan.

Note Purchase Agreement

We entered into a note purchase agreement on November 18, 2010 (amended on March 28, 2014 and September 30, 2016 (the “Purchase Agreement”)) with Metropolitan Life Insurance Company, John Hancock Life Insurance Company (U.S.A.), certain of their respective affiliates and Union Fidelity Life Insurance Company (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, on February 15, 2011, we sold to the Purchasers an aggregate principal amount of $125 million of our 6.10% Senior Notes due 2041. Our obligations under these notes are unsecured and unsubordinated.

The Purchase Agreement contains customary representations and warranties. The Purchase Agreement contains customary affirmative and negative covenants that are applicable for so long as these notes are outstanding, including, subject to certain exceptions and qualifications, among other things, (i) a maximum leverage ratio; (ii) a minimum net worth; and (iii) limitations on our ability to incur secured indebtedness or liens.

These notes are subject to customary events of default, including without limitation, (i) failure to make payments on principal or premium, if any, upon maturity; (ii) failure to pay interest within five business days after the same becomes due and payable; (iii) breaches of certain covenants and agreements; (iv) cross default to payment defaults, including by reason of acceleration, on certain other indebtedness in excess of $10 million; (v) certain events of bankruptcy and insolvency; and (vi) failure to pay judgments in excess of $10 million within a specified period.

As of March 21, 2023, we have $125 million in outstanding principal amount of 6.10% Senior Notes due 2041.

Credit Facility

On December 28, 2021, we entered into an amended and restated revolving credit agreement with The Bank of New York Mellon, N.A., as administrative agent, and certain financial institutions as agents, arrangers, bookrunners, and lenders (the “Credit Facility”). The Credit Facility matures on April 10, 2025. As of March 21, 2023, $225 million was outstanding and $175 million was available under the Credit Facility.

The amended agreement replaced the LIBOR interest rate benchmark with the SOFR interest rate benchmark. Under the amended agreement, the applicable margin ranges from 0.750% to 1.500% for loans bearing interest with reference to SOFR and from 0.000% to 0.500% for loans bearing interest with reference to an alternative base rate. At March 21, 2023, the applicable margin is 1.125% for loans with reference to SOFR and 0.125% for loans bearing interest with reference to the alternative base rate. Southwest is also required to pay a commitment fee on the unfunded portion of the commitments based on its senior unsecured long-term debt rating. The commitment fee on the unfunded portion of the commitments ranges from 0.075% to 0.200% per annum, and was not significant for the year ended December 31, 2022. The amended agreement contains certain representations and warranties and affirmative and negative covenants similar to those contained in the previous agreement.

We also have a $50 million commercial paper program. Issuances under the commercial paper program are supported by the Credit Facility and, therefore, do not represent additional borrowing capacity under the Credit Facility. Borrowings under the commercial paper program are designated as long-term debt. Interest rates for the program are calculated at the then current commercial paper rate. At March 21, 2023, no borrowings were outstanding under the commercial paper program.

Our obligations under the Credit Facility are not secured and are not guaranteed by our subsidiaries. The Credit Facility requires that we maintain a Funded Debt (as defined in the Credit Facility) to Total Capitalization (as defined in the Credit Facility) ratio of not more than 0.70 to 1.00 as of the end of any quarter of any fiscal year. In addition, the Credit Facility imposes limitations on the creation of liens, consolidations and mergers, the disposition of assets, and making investments, acquisitions, dividends and certain other payments.

DESCRIPTION OF THE NOTES

We will issue the Notes under the Indenture (the “Base Indenture”), dated as of June 4, 2020, between us and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), and a supplemental indenture to the Base Indenture, to be dated as of March 23, 2023, by and between us and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The following description sets forth the general terms and provisions of the Notes and is subject to the detailed provisions of the Indenture; whenever particular provisions of the Indenture are referenced, such statement is qualified in its entirety by the provisions of the Indenture. The form of the Indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We will file the Supplemental Indenture by means of a Current Report on Form 8-K. The Indenture contains the full legal text of the matters described in this section.

For purposes of this description, references to the “Company,” “we,” “our,” and “us” refer only to Southwest Gas Corporation and do not include any of its current or future subsidiaries or refer to Southwest Gas Holdings, Inc. Capitalized terms that are used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

General

The Notes will be initially limited in principal amount to $300,000,000. The Notes will bear interest from , 2023, or from the most recent interest payment date to which interest has been paid at the rate of interest set forth on the cover page of this prospectus supplement. Interest will be payable semi-annually on March 23 and September 23 of each year, beginning on September 23, 2023, to the persons in whose name the Notes are registered at the close of business on the February 23 or August 23 next preceding such interest payment date. For so long as the Notes are registered in the name of DTC, or its nominee, the principal and interest due on the Notes will be payable by us or our agent to DTC for payment to DTC’s participants for subsequent disbursement to the beneficial owners. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Notes will mature on the date shown on the cover page of this prospectus supplement. We may in the future, without the consent of or notice to the holders of the Notes, issue and sell additional Notes (“Additional Notes”) on the same terms and conditions as the Notes being offered hereby (other than the issue date, issue price, and, if applicable, the initial interest payment date), provided that, if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number. These Additional Notes will be deemed to be part of the same series as the Notes offered hereby and will vote together with all other Notes of this series for purposes of amendments, waivers, and all other matters.

Ranking

The Notes will be our senior unsecured general obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The Notes will be effectively subordinated to any of our secured debt, to the extent of the assets securing such debt, and structurally subordinated to all existing and future liabilities of our subsidiaries, including trade payables. There are no limitations under the Indenture on the amount of unsecured indebtedness that we may incur or capital stock that we may issue. In addition, the Indenture also permits us to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the Notes, subject to certain limitations described under “—Covenants—Restrictions on liens.”

The Notes will not be obligations of, nor guaranteed by, Southwest Gas Holdings, Inc., the corporate parent of Southwest Gas Corporation, or any of Southwest Gas Holdings, Inc.’s other subsidiaries.

Payment of Notes

Interest. We will pay interest on the Notes on each interest payment date by check mailed and/or wire transfer to the Person in whose name the Notes are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on the Notes, we will pay defaulted interest plus interest on such defaulted interest, on a special record date. We will fix the special record date and related payment date to the reasonable satisfaction of the Trustee, which specified record date will not be less than 10 days prior to the payment date for such defaulted interest. We will deposit with the Trustee an amount of money equal to the amount to be paid in respect of such defaulted interest to be paid on the payment date to the registered holder of the Note as of the close of business on the special record date.

Principal. We will pay principal of and any premium and interest on the Notes at stated maturity, upon redemption or otherwise, upon presentation of the Notes at the office of the Trustee, as our paying agent.

In our discretion, we may change the place of payment on the Notes, and may remove any paying agent and may appoint one or more additional paying agents.

If any interest payment date or date of maturity of principal of the Notes falls on a day that is not a Business Day, then payment of interest or principal may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of interest payment or maturity, as the case may be, and no interest will accrue for the period from and after such nominal date.

Redemption at Our Option

Prior to February 23, 2028 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are authorized or required by law, executive order or regulation to close.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date, H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Events of Default

An “event of default” occurs with respect to the Notes if:

•	we do not pay any interest on the Notes within 30 days of the due date;

•	we do not pay principal or premium on the Notes on its due date;

•

we remain in breach of any other covenant or warranty of the Indenture for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; notice must be sent by either the Trustee or registered holders of at least 25% of the principal amount of the Notes;

•

we do not pay $50,000,000 or more of the principal of any other debt, when due and payable, for 30 days after we have received written notice of the default stating we are in breach and requiring remedy of the breach; notice must be sent by either the Trustee or registered holders of at least 25% of the principal amount of the Notes;

•	any guarantee with respect to the Notes ceases to be in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such guarantee; or

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur with respect to us.

Remedies

Acceleration. If an event of default (other than certain bankruptcy events of default) occurs and is continuing with respect to the Notes, then either the Trustee or the registered holders of at least 25% in principal amount and accrued but unpaid interest of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy, insolvency, receivership or reorganization events of default, the principal amount and accrued but unpaid interest of the outstanding Notes shall become due and payable immediately.

Rescission of Acceleration. After the declaration of acceleration has been made the declaration and its consequences will be rescinded and annulled, if all events of default, other than the nonpayment of the principal or interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control By Registered Holders; Limitations. Subject to the Indenture, the registered holders of a majority in the principal amount of the outstanding Notes will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; or

•	exercise any trust or power conferred on the Trustee with respect to the Notes; provided that:

•	the registered holders’ directions will not conflict with any law or the Indenture or be unduly prejudicial to the rights of other Noteholders; and

•	the registered holders’ directions may not involve the Trustee in personal liability.

The Trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

In addition, the Indenture will provide that no registered holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that registered holder has previously given the Trustee written notice of a continuing event of default;

•	the registered holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of that event of default;

•	the registered holders have offered the Trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities incurred in complying with the request in such amount; and

•

for 60 days after receipt of the notice, the Trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the Trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding Notes.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders.

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

If a default or an event of default occurs with respect to the Notes and is continuing, and the Trustee receives written notice of such default or event of default, the Trustee will transmit to the registered holders of the Notes notice of such default within 60 days after written notice of it is received by the Trustee. Except in the case of a default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is not opposed to the interests of the registered holders of the Notes.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding Notes may waive, on behalf of the registered holders of all Notes, any past or existing default under the Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Indenture that cannot be amended without the consent of the registered holder of each outstanding Note affected.

Compliance with certain covenants in the Indenture or otherwise provided with respect to the Notes may be waived by the registered holders of a majority in aggregate principal amount of the Notes.

Consolidation, Merger and Conveyance of Assets as an Entirety

Under the Indenture, we will agree not to consolidate with or merge into any other entity, or to convey, transfer or lease our properties and assets substantially as an entirety to any entity, or to permit any entity to consolidate with or merge into us, unless:

•

the entity formed by the consolidation or into which we are merged, or the entity which acquires or which leases our property and assets substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Notes and the performance or observance of all of our covenants under the Indenture;

•	immediately after giving effect to the transactions and treating any indebtedness which becomes an obligation of the Company, as a result of such transactions as having been incurred by the Company at the time of such transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing;

•

if, as a result of any such transaction, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Company or such successor entity, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the foregoing and that all conditions precedent set forth in the Indenture relating to such transaction have been complied with.

Covenants

Under the Indenture, we will:

•	pay the principal, interest and any premium on the Notes when due;

•	maintain a place of payment;

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium due on the Notes;

•

deliver an officers’ certificate to the Trustee within 120 days after the end of each fiscal year stating whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture; and

•	do all things necessary to preserve and keep our existence in full force and effect subject to the above under “Consolidation, Merger and Conveyances of Assets as an Entirety.”

Maintenance of Properties. We will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this covenant shall prevent us from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business and not disadvantageous in any material respect to the holders of the Notes.

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or property and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or if such failure to pay or discharge could not reasonably be expected to have a material adverse effect on our business, operations, affairs, financial condition, assets or properties and our subsidiaries taken as a whole or on our ability to pay the Notes in accordance with their terms.

Restrictions on Liens. We will not issue, assume or guarantee any Debt secured by any Lien upon our property or assets (whether such property or assets are now owned or hereafter acquired), without in any such case effectively securing, prior to or concurrently with the issuance, assumption or guarantee of any such Debt, the Notes (together with, if we shall so determine, any other indebtedness of ours or guarantee by us ranking equally with the Notes and then existing or thereafter created) equally and ratably with (or, at our option, prior to) such Debt. The foregoing restrictions do not apply to or prevent the creation of:

•

Liens on any property acquired, constructed or improved by us after March 23, 2023 that are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of the construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after March 23, 2023, or, in addition to Liens referred to in the second and third bullets below, Liens on any property existing at the time of acquisition thereof, provided that the Liens do not apply to any property theretofore owned by us other than, in the case of any such construction or improvement, any theretofore unimproved property on which the property so constructed or the improvement is located;

•	existing Liens on any property or indebtedness of a Person that is merged with or into or consolidated with us, provided that the Liens do not apply to any property theretofore owned by us;

•

Liens in favor of the United States, any state, or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

•	Liens on our current assets to secure loans which mature within 12 months from the creation thereof and which are made in the ordinary course of business;

•

Liens on our property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration or drilling for or development of oil or gas reserves or laying a pipeline or to secure Debt incurred to provide funds for any such purpose;

•	any Lien existing on March 23, 2023;

•	Liens on moneys or government obligations deposited with a trustee or agent for holders of Debt to defease such Debt; and

•

Liens for the sole purpose of extending, renewing or replacing, in whole or in part, Liens securing Debt of the type referred to in the foregoing bullets or this bullet; provided, however, that the principal amount of Debt so secured at the time of such extension, renewal or replacement (plus all accrued interest on the Debt and the amount of all fees and expenses, including premiums, incurred in connection therewith) may not be increased, and that such extension, renewal or replacement is limited to all or part of the property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we may issue, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount that, together with all our other Indebtedness (other than the Debt secured by Liens described in the foregoing bullets) that would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions existing at that time (other than any Sale and Lease-back Transaction that, if it had been a Lien, would have been permitted under the first bullet of the preceding paragraph and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with the second bullet of the first paragraph under “—Restrictions on Sale and Lease-back Transactions”), does not at the time we issue, assume, or guarantee Debt secured by such Lien exceed 10% of Total Capitalization.

Restrictions on Sale and Lease-back Transactions. We will not enter into any Sale and Lease-back Transaction unless the proceeds from such sale are at least equal to the fair value of the property being sold and leased-back and either:

•

we would be entitled under the first bullet of the first paragraph under “—Restrictions on Liens” or the second paragraph under “—Restrictions on Liens” to incur Debt secured by a Lien on such property without equally and ratably securing the Notes; or

•

within 180 days of the effective date of the Sale and Lease-back Transaction, we apply, or covenant that we will apply, an amount not less than the fair value of such property to one or more of (1) the payment or other retirement of Funded Debt incurred or assumed by the Company which is senior to or on parity with the Notes (other than Funded Debt owned by the Company) or (2) the purchase of property at not more than its fair value (other than the property involved in such sale).

Certain Definitions. The terms set forth below are defined in the Indenture as follows:

“Corporation” means a corporation, association, company, joint-stock company or business trust. “Debt” means debt issued, assumed or guaranteed by us for money borrowed.

“Finance Lease” means any lease of our property (whether real, personal or mixed) by us as lessee that would, in conformity with generally accepted accounting principles, be required to be accounted for as a finance lease on our balance sheet.

“Funded Debt” means all our Indebtedness that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly or indirectly renewable or extendable at our option to a date more than one year from the date of creation thereof (including an option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year), but excluding any payments due under the terms thereof within 12 months of any date of determination (including any deposit or payment required to be made under any repayment provision, sinking fund, purchase fund or similar provision).

“Indebtedness” means, as applied to any Person, Finance Leases, bonds, notes, debentures and other securities representing obligations for borrowed money created or assumed by such Person. All indebtedness guaranteed as to payment of principal in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase such indebtedness, and all indebtedness that is both secured by a Lien upon property owned by such Person and upon which such Person customarily pays interest, even though such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes thereof be deemed to be “Indebtedness” of such Person.

“Lien” means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

“Person” means any individual, Corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Sale and Lease-back Transaction” means any direct or indirect arrangement with any Person providing for the lease to us of our property (except for temporary leases for a term, including any renewal thereof, of not more than three years), which property has been or is to be sold or transferred by us to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“Total Capitalization” means, as at any time, the aggregate of (1) all amounts outstanding on such date classified as our shareholder’s equity on such date, (2) all amounts outstanding on such date classified as our preferred or preference stock on such date and (3) all amounts of our Funded Debt outstanding on such date determined on an unconsolidated basis.

“Value” means, with respect to a Sale and Lease-back Transaction, as at any time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction and (2) the fair value, in the opinion of our board of directors, of such property at the time of entering into such Sale and Lease-back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of the Notes, we and the Trustee may amend or modify the Indenture for any of the following purposes:

•	to evidence the succession of another entity to the Company;

•	to add one or more covenants of the Company or other provisions for the benefit of the registered holders of the Notes, or to surrender any right or power conferred upon the Company;

•	to add any additional events of default for the Notes;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•

to cure any ambiguity or to correct or supplement any provision contained in the Indenture which may be defective or inconsistent with any other provision contained in the Indenture, make any other changes that do not adversely affect the interests of the holders of the Notes, or to make such other provisions in regard to matters or questions arising under the Indenture, provided that no action under this clause shall adversely affect the interests of the holders of the Notes;

•	to conform the provisions of the Indenture or the Notes to any provision of the “Description of the Notes” section in this prospectus supplement; or

•	to provide for the issuance of Additional Notes.

If the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or the elimination of provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and we and the Trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment.

With Registered Holder Consent. We and the Trustee may, with some exceptions, amend or modify the Indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the Notes. However, no amendment or modification may, without the consent of the registered holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal or interest on any Note;

•	reduce the principal amount or interest payable on any Note;

•	reduce any premium payable on the redemption or required repurchase of any Note or change the date on which any Note must be redeemed, repaid or required to be repurchased;

•	change the currency in which the principal or interest on any Note is payable;

•	impair the right to bring suit to enforce any payment on or after the maturity thereof;

•	reduce the percentage of registered holders whose consent is required for any amendment, modification or waiver; or

•	modify certain of the provisions in the Indenture relating to waiver of defaults and covenants and amendments.

Miscellaneous Provisions

The Indenture will provide that certain Notes, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Defeasance and Covenant Defeasance” below, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding Notes have given or taken any demand, direction, consent or other action under the Indenture as of any date, or are present at a meeting of registered holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding Notes entitled to give or take any demand, direction, consent or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of the Notes, the action may be taken only by persons who are registered holders of the Notes on the record date.

Defeasance and Covenant Defeasance

The Indenture will provide that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to the Notes, which we refer to as “defeasance”; and

•	released from our obligations under certain covenants with respect to the Notes, which we refer to as “covenant defeasance.”

One condition we must satisfy is the irrevocable deposit with the Trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on the Notes on the maturity dates of the payment or upon redemption.

The Indenture permits defeasance with respect to the Notes even if a prior covenant defeasance has occurred with respect to the Notes. Following a defeasance, payment of the Notes defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the Notes may not be accelerated by reference to those covenants specified in the covenant defeasance. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the Notes, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Resignation and Removal of the Trustee; Deemed Resignation

The Trustee may resign at any time by giving 30 days’ written notice to us.

The Trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding Notes upon 30 days’ written notice to the Trustee.

No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.

Under certain circumstances, we must appoint a successor trustee and if the successor accepts, the Trustee will be deemed to have resigned.

Form; Transfers; Exchanges

The Notes will be issued in registered, global form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee acts as our agent for registering the Notes in the names of holders and transferring the Notes. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. In our discretion, we may change the place for registration or transfer of the Notes and may remove and/or appoint one or more additional security registrars.

There will be no service charge for any such transfer or exchange of the Notes, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block any such transfer or exchange of (a) the Notes during a period of 15 days prior to giving any notice of redemption or before an interest payment date or (b) any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York but otherwise without regard to principles of conflicts of laws).

Global Notes

DTC will act as securities depository for the Notes. The Notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global notes, representing the total aggregate principal amount of the Notes, will be issued and will be deposited with DTC or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes so long as the Notes are represented by global notes.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

We will issue the Notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Notes.

If we determine at any time that the Notes shall no longer be represented by global notes, we will inform DTC of such determination which will, in turn, notify participants of their right to withdraw their beneficial interest from the global notes, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global notes. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by DTC. We expect that these instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

As long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global notes and all Notes represented by these global notes for all purposes under the Notes and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global notes:

•	will not be entitled to have the Notes represented by these global notes registered in their names, and

•	will not be considered to be owners or holders of the global notes or any Notes represented by these global notes for any purpose under the Notes or the Indenture.

All payments on the Notes represented by the global notes and all transfers and deliveries of related Notes will be made to DTC or its nominee, as the case may be, as the holder of the Notes.

Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee (including, if applicable, those of Euroclear and Clearstream). Ownership of beneficial interests in global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global notes may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor the Trustee will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s records relating to these beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC, Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Same-day Settlement and Payment

The Notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

No Responsibility for Performance

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, Euroclear and Clearstream or their direct participants or indirect participants under the rules and procedures governing DTC, Euroclear and Clearstream, as applicable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes certain material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. Except where noted, this summary deals only with a Note held as a “capital asset” for tax purposes by a beneficial owner who purchased the Note on original issuance at its “issue price” (the first price at which a substantial portion of the Notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxation relating to the purchase, ownership, and disposition of the Notes. It also does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to a holder who may be subject to special tax treatment, including a dealer in securities or currencies, bank, financial institution, tax-exempt entity, insurance company, real estate investment trust, regulated investment company, grantor trust, trader in securities that elects to use a mark-to-market method of accounting for its securities, foreign or domestic partnership or other entity treated as a partnership for federal income tax purposes, S corporation, or U.S. expatriate;

•	tax consequences to persons holding Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle; or

•	tax consequences to U.S. holders (as defined below) of Notes whose “functional currency” is not the U.S. dollar.

This section does not consider the specific facts and circumstances that may be relevant to a particular holder and does not address alternative minimum tax considerations, estate tax considerations, or the treatment of a holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations (“Treasury Regulations”), and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds the Notes, the U.S. federal income tax treatment of a partner in the partnership (or beneficial owner in such other entity) generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership (or other entity classified as a partnership) holding Notes, you should consult your own tax advisor with regard to the U.S. federal income tax treatment of holding the Notes.

If you are considering the purchase of Notes, you should consult your tax advisor regarding the U.S. federal income tax consequences to you in light of your own particular situation, as well as the potential consequences to you of U.S. federal estate and gift tax laws, and any applicable foreign, state and local laws and tax treaties.

As used herein, the term “U.S. holder” means a beneficial owner of Notes that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (or if such trust has made a valid election under applicable Treasury Regulations to be treated as a U.S. person).

A “non-U.S. holder” is a beneficial owner of Notes that is not a U.S. holder or a partnership.

Consequences to U.S. Holders

This subsection describes the tax consequences to a U.S. holder relating to the purchase, ownership, and disposition of the Notes.

Payment of Interest

It is anticipated, and this discussion assumes, that the Notes will be issued with no more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes, in which case interest on the Notes generally will be taxable to a U.S. holder as ordinary income at the time that it is received or accrued, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. If, however, the issue price of the Notes is less than their stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), a U.S. holder will be required to include the difference in income as OID as it accrues in accordance with a constant yield method.

Notwithstanding any discussion herein, accrual method taxpayers may be required to include stated interest, original issue discount, and other income on a Note no later than the taxable year in which the relevant item is taken into account as revenue in an applicable financial statement (if any). Accrual method taxpayers should consult their tax advisers concerning the application of these rules in their particular situations.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference between the amount realized (less accrued interest, which will be taxable as ordinary interest income to the extent that the holder has not previously included the accrued interest in gross income) upon the sale, exchange, redemption or other taxable disposition and such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be the cost of the Note to such U.S. holder. Capital gain of a non-corporate U.S. holder is currently taxed at a reduced rate if the U.S. holder has held the Note for more than one year. Subject to limited exceptions, the deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the Notes and to the proceeds of a sale, exchange, redemption, retirement or other disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation) and properly establishes its exemption.

Backup withholding generally will apply to those payments if the U.S. holder fails to provide, under penalties of perjury, a properly executed IRS Form W-9 or substantially similar form that contains:

•	its taxpayer identification number;

•

a certification that (i) the U.S. holder is exempt from backup withholding, (ii) the U.S. holder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the U.S. holder has been notified by the IRS that it is no longer subject to backup withholding; and

•	a certification that the U.S. holder is a U.S. person (including a U.S. resident alien).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Tax on Net Investment Income

Certain U.S. holders who are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other taxable disposition of the Notes. U.S. holders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of the Notes.

Consequences to Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. holder relating to the purchase, ownership, and disposition of the Notes.

Interest

Subject to the discussion below concerning backup withholding and FATCA (as defined below), all payments of interest and principal on the Notes made to a non-U.S. holder will be exempt from U.S. federal income tax, provided that: (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-U.S. holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such non-U.S. holder is not a bank receiving certain types of interest, and (iv) the beneficial owner of the Notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute form), that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless such non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute form), claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of the Notes

Subject to the discussion below concerning backup withholding and FATCA (as defined below) and except with respect to accrued but unpaid interest, which will be taxable as described above under “—Interest,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a Note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a Note, unless in the case of gain (i) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the non-U.S. holder within the United States or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

Income Effectively Connected with a U.S. Trade or Business

If a non-U.S. holder of Notes is engaged in a trade or business in the United States, and if interest on the Notes or gain realized on the sale, exchange, or other disposition of the Notes is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. holder were a U.S. holder. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States.

Payments of interest that are effectively connected with a U.S. trade or business (and, if an applicable income tax treaty so requires, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI. In addition, if such a non-U.S. holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Payments of interest made to a non-U.S. holder, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS. The IRS may make this information available under the provisions of an applicable tax treaty to the tax authorities in the country in which the non-U.S. holder is a resident. Backup withholding tax generally will not apply to payments of interest and principal on a Note to a non-U.S. holder if the non-U.S. holder duly provides certification of foreign status such as an IRS Form W-8BEN or W-8BEN-E, as applicable, described in “—Consequences to Non-U.S. Holders—Interest” or if the non-U.S. holder otherwise establishes an exemption from backup withholding, provided that the Company does not have actual knowledge or reason to know that such holder is a U.S. person.

Payments to a non-U.S. holder of the proceeds of a sale of a Note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the non-U.S. holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or such non-U.S. holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a broker. Unless such a broker has documentary evidence in its records that such holder is a non-U.S. holder and certain other conditions are met or such holder otherwise establishes an exemption, however, information reporting will apply to a payment of the proceeds of the sale of a Note effected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) impose a 30% U.S. federal withholding tax on certain U.S. source payments, including interest (and OID, if any) (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders with such institution (including certain account holders that are foreign entities with U.S. owners) or otherwise complies with FATCA. The Notes may constitute a “financial account” for these purposes and therefore be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

If we determine withholding is appropriate with respect to the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters listed below. Subject to the terms and conditions of the underwriting agreement among us and the representatives, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, the aggregate principal amount of the Notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$44,000,000
J.P. Morgan Securities LLC	46,666,000
TD Securities (USA) LLC	44,000,000
U.S. Bancorp Investments, Inc.	44,000,000
Wells Fargo Securities, LLC	44,000,000
Truist Securities, Inc.	44,000,000
KeyBanc Capital Markets Inc.	33,334,000
Total	$300,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Settlement

It is expected that delivery of the Notes will be made against payment therefor on or about March 23, 2023, which is the second business day following the date of this prospectus supplement.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.35% of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.25% of the principal amount of the Notes. After the initial offering of the Notes, the offering price and other selling terms of the offering may be changed.

The expenses of the offering of the Notes payable by us, not including the underwriting discount, are estimated at $1,288,000.

No Sales of Similar Securities

We have agreed that we will not, through and including the Business Day following the closing of this offering, offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Notes.

New Issue of Notes

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering of the Notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice. In connection with the offering of the Notes, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase Notes in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Conflicts of Interest

Affiliates of BofA Securities, Inc. and J.P. Morgan Securities LLC serve as lenders under the Credit Facility. As a result of the intended use of proceeds, each of BofA Securities, Inc. and J.P. Morgan Securities LLC will receive at least 5.0% of the net proceeds from this offering and will be deemed to have a “Conflict of Interest” pursuant to FINRA Rule 5121. See “Use of Proceeds.” However, a qualified independent underwriter is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). Nevertheless, pursuant to FINRA Rule 5121(c), each of BofA Securities, Inc. and J.P. Morgan Securities LLC will not confirm sales of our Notes to any account over which any of BofA Securities, Inc. and J.P. Morgan Securities LLC exercises discretionary authority without the prior written consent of the account holder.

Other Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business, including entering into derivative transactions, with us or our affiliates for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA. This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and any accompanying prospectus do not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance of prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us, or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and any accompanying prospectus will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that require a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Abu Dhabi Global Market and Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Other Jurisdictions outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Notes or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Notes may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPERTS

The financial statements of Southwest Gas Holdings, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Southwest Gas Corporation incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE NOTES

The validity of the securities offered by means of this prospectus will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

PROSPECTUS

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Units

Rights

Southwest Gas Holdings, Inc. may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	debt securities, which may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement;

•	guarantees of debt securities issued by Southwest Gas Corporation;

•	depositary shares;

•	warrants to purchase common stock, preferred stock or depositary shares issued by Southwest Gas Holdings, Inc. or debt securities issued by Southwest Gas Holdings, Inc. or Southwest Gas Corporation;

•	units; and

•	rights.

Southwest Gas Corporation may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•

debt securities, which may or may not be guaranteed by Southwest Gas Holdings, Inc. and may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement; and

•	guarantees of debt securities issued by Southwest Gas Holdings, Inc. or by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. Any prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

Southwest Gas Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “SWX.” On December 1, 2020, the reported last sale price on the New York Stock Exchange for our common stock was $65.28 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 22 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2020

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest Gas Holdings,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Holdings, Inc. and its consolidated subsidiaries, including Southwest Gas Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “endeavor,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, the Company’s company-owned life insurance strategy, replacement market and new construction market, impacts from the novel Coronavirus (COVID-19), including on our employees, customers, supply chain, transportation network, our financial position, revenue, earnings, cash flows, debt covenants, operations, regulatory recovery, work deployment or resumption and related uncertainties stemming from this pandemic, expected impacts of valuation adjustments associated with any redeemable noncontrolling interest, the impacts of U.S. tax reform including disposition in regulatory proceedings and bonus depreciation tax deductions, the impact of recent Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, plans to pursue infrastructure programs or programs under SB151 legislation, forecasted operating cash flows and results of operations, net earnings impacts from gas infrastructure replacement surcharges, funding sources of cash requirements, amounts generally expected to be reflected in 2020 or future period revenues from regulatory rate proceedings including amounts requested or settled from recent and ongoing general rate cases, the outcome of judicial review of the previous Nevada rate case, rates and surcharges, purchase gas adjustment (“PGA”), and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity and the intent and ability to issue various financing instruments and stock under at-the-market offerings or otherwise, future dividend increases and the Company’s board of directors’ current target dividend payout ratio, pension and postretirement benefits, certain impacts of tax acts, the effect of any other rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, infrastructure replacement mechanisms and Customer-Owned Yard Line programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, and the timing and results of future rate hearings, including the ongoing general rate cases and the final resolution for recovery of the Customer Data Modernization Initiative in all jurisdictions, and statements regarding pending approvals are forward-looking statements.

A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, the impacts of COVID-19 including that which may result from a sustained restriction on commerce by government officials or otherwise, including impacts on employment in our territories, the health impacts to our customers and employees due to the persistence of the virus, the ability to collect on customer accounts due to the current or an extended moratorium on late fees or service disconnection, the ability to obtain regulatory recovery of all costs and financial impacts resulting from this pandemic, the ability of infrastructure services business to resume work with all customers and the impact of a delay or termination of work as a result thereof, the impacts of future restrictions placed on our business by government regulation or otherwise (such as self-imposed restrictions for the safety of employees and customers), including related to personal distancing, investment in personal protective equipment and other protocols, the impact of a resurgence of the virus following the resumption of commerce in our territories, and decisions of customers of Centuri Group, Inc. (“Centuri,” or the “utility infrastructure services” segment) as to whether to pursue capital projects due to economic impacts resulting from the pandemic or otherwise, the ability to recover costs through the PGA mechanisms or other regulatory assets, the effects of regulation/deregulation, governmental or regulatory policy regarding pipeline safety, natural gas or alternative energy, the regulatory support for ongoing infrastructure programs, the timing and amount of rate relief, the timing and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, the impact of variable rate indebtedness associated with a discontinuance of the London Interbank Offered Rate, including in relation to amounts of indebtedness then outstanding, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri bid work, the impact of weather on Centuri’s operations, future acquisition-related costs, impacts of changes in value of any redeemable noncontrolling interest if at other than fair value, Centuri utility infrastructure expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work, impacts from work awarded or failing to be awarded from significant customers, the mix of work awarded, the amount of work awarded to Centuri following the lifting of work stoppages or reduction, the result of productivity inefficiencies from regulatory requirements or otherwise, delays in commissioning individual projects, acquisitions, and management’s plans related thereto, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue or cease to continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update or revise any forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

OUR COMPANY

Southwest Gas Holdings, Inc., a Delaware corporation, is a holding company headquartered in Las Vegas, Nevada. Through its wholly owned subsidiaries, Southwest Gas Corporation (“Southwest”) and Centuri, the Company operates in two business segments: natural gas operations and utility infrastructure services. At the annual meeting of stockholders of Southwest Gas Holdings, Inc., held on May 2, 2019, stockholders voted to approve changing the state of incorporation of Southwest Gas Holdings, Inc. from California to Delaware. The reincorporation was effective as of September 20, 2019. Southwest continues to be incorporated in the state of California.

Southwest was incorporated in March 1931 under the laws of the state of California. Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and portions of northern Nevada. In addition, Southwest distributes and transports natural gas for customers in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

Centuri is a comprehensive utility infrastructure services enterprise dedicated to delivering a diverse array of solutions to North America’s gas and electric providers. Centuri derives revenue primarily from installation, replacement, repair and maintenance of energy distribution systems. Centuri operations are generally conducted under the business names of NPL Construction Co., NPL Canada Ltd., New England Utility Constructors, Inc., and Linetec Services, LLC.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (the “CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of the Company’s and Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission (the “FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Our administrative offices are located at 8360 S. Durango Drive, Las Vegas, Nevada 89113, telephone number (702) 876-7237.

RISK FACTORS

Our business is subject to certain risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2019, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Southwest Gas Holdings consists of (1) 120,000,000 shares of Southwest Gas Holdings common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of November 30, 2020, there were issued and outstanding 56,830,353 shares of Southwest Gas Holdings common stock and no shares of Southwest Gas Holdings preferred stock or preference stock. No other classes of capital stock are authorized under our articles of incorporation.

The following description of Southwest Gas Holdings’ capital stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of stockholders, including the election of directors.

Dividends. The holders of Southwest Gas Holdings common stock are entitled to receive such dividends as the Southwest Gas Holdings board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings preferred stock.

Liquidation. In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings preferred stock, are entitled to receive any remaining assets of Southwest Gas Holdings after the discharge of its liabilities.

Rights and Preferences. Holders of Southwest Gas Holdings common stock are not entitled to preemptive rights to subscribe for, or purchase any part of, any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series and to fix the rights, preferences, privileges and restrictions granted to, or imposed upon, any such wholly unissued series.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings’ stock or delaying or preventing a change in control of Southwest Gas Holdings. The material provisions which may have such an effect are:

•	provisions requiring a super-majority vote by holders of common stock in order to approve certain types of business combinations;

•	a provision permitting the Southwest Gas Holdings board of directors to make, amend or repeal the bylaws;

•

authorization for the Southwest Gas Holdings board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to proposals other than those adopted or recommended by the Southwest Gas Holdings board of directors; and

•

provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings common stock entitled to vote.

Transfer Agent and Registrar

EQ Shareowner Services is the registrar and transfer agent for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWX.”

DESCRIPTION OF DEBT SECURITIES

The following text describes the general terms and provisions of debt securities that Southwest Gas Holdings, Inc. and/or Southwest Gas Corporation may offer from time to time. For purposes of this “Description of Debt Securities,” “we,” “us” and “our” refer to the relevant issuer of debt securities, Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as the case may be, and not to their respective subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. To the extent we issue secured or subordinated debt securities, the terms will be described in the applicable prospectus supplement.

The debt securities of Southwest Gas Holdings, Inc. will be issued under an indenture between Southwest Gas Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Holdings Indenture”) in the form included as an exhibit to the registration statement of which this prospectus forms a part. Unless otherwise specified in any applicable prospectus supplement, the debt securities of Southwest Gas Corporation will be issued under the indenture, dated as of June 4, 2020, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Corporation Indenture” and, together with the Holdings Indenture, the “Indentures”). Each Indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by each Indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A form of each Indenture has been filed as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the Indentures. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the applicable Indenture.

General

The terms of each series of debt securities will be established by our board of directors or a committee thereof and set forth or determined in the manner provided in an Officers’ Certificate or by a supplemental indenture to the relevant Indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and their specific terms, including, to the extent applicable, the following terms:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem or prepay the debt securities;

•	any obligation or right we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in certificated or “book-entry only” form;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency of denomination of the debt securities;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

•

any addition to or change in the Events of Default described in this prospectus or in the relevant Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the relevant Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the relevant Indenture with respect to the debt securities;

•

any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the relevant Indenture as it applies to that series.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the Trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the Trustee, of a new certificate to the new holder.

Covenants

We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We or any guarantor of the debt securities shall not consolidate with or sell, lease or convey all or substantially all of our properties or assets to, or merge with or into, in one transaction or a series of related transactions, any Person unless:

•

we or such guarantor, as the case may be, is the continuing Person or, alternatively, the successor Person is organized under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not us or such guarantor, as the case may be) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and under the relevant Indenture or all of such guarantor’s obligations under its guarantee of the debt securities, as the case may be;

•	immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

•

we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture complies with this provision and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor Person subject to customary exceptions.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a Default in the payment of interest upon any debt security of that series when it becomes due and payable, and continuance of such Default for a period of 30 days;

•	a Default in the payment of principal of or premium, if any, on any debt security of that series at its maturity, or otherwise;

•

failure by us or any guarantor of the debt securities of that series to comply with any of its agreements in that series of debt securities, the relevant Indenture, or its guarantee of that series of debt securities (collectively, a “Covenant Default”), for a period of 90 days after written notice specified below;

•

any guarantee with respect to the debt securities of that series ceases for any reason to be, or is asserted by us or the guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated in the relevant Indenture or the guarantee of that series of debt securities;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any guarantor of the debt securities of that series; and

•	any other Event of Default provided with respect to the debt securities of that series that is described in the applicable prospectus supplement.

A Default constituting a Covenant Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) is not an Event of Default until the Trustee (by written notice to us) or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (by written notice to us and the Trustee) gives notice of the Default and we do not cure such Default within 90 days after receipt of such notice.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the relevant Indenture may constitute an event of default under certain indebtedness of ours or our Subsidiaries outstanding from time to time.

In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. If any other Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the relevant Indenture. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indentures provide that the Trustee may refuse to perform any duty or exercise any of its rights or powers under the relevant Indenture unless the Trustee receives indemnity and/or security reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to pursue any remedy under the relevant Indenture or that series of debt securities, unless:

•

an Event of Default has occurred and is continuing, and that holder has previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the Trustee, and offered indemnity and/or security reasonably satisfactory to the Trustee, to pursue the remedy as Trustee, and the Trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within the 60-day period after the request is delivered, and the Trustee has failed to institute the proceeding within 60 days after receipt of the request and the offer or security and/or indemnity.

Notwithstanding any other provision in the relevant Indenture, the holder of any series of debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that series of debt security and to institute suit for the enforcement of payment.

Each Indenture requires us, within 120 days after the end of each fiscal year, to deliver to the Trustee a certificate as to compliance with such Indenture.

Modification and Waiver

We and the Trustee may modify, amend or supplement the relevant Indenture or the debt securities of any series without notice to or the consent of any holder of any debt security:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to evidence the succession of another Person to us (or any guarantor) and the assumption by any such successor of our obligations (or those of any guarantor) in accordance with “Consolidation, Merger and Sale of Assets”;

•	to add any additional Events of Default;

•	to add covenants for the benefit of the holders of all of the debt securities of any series or to surrender any right or power conferred upon us by the relevant Indenture;

•

to add one or more guarantees for the benefit of the holders of the debt securities of that series or to release one or more guarantees in accordance with the relevant Indenture or any supplemental indenture thereto;

•	to add collateral security with respect to the debt securities of that series;

•	to add or appoint a successor or separate Trustee or other agent;

•	to provide for the issuance of any debt securities or additional debt securities of that series;

•	to comply with any requirements in connection with qualifying the relevant Indenture under the Trust Indenture Act;

•	to comply with the rules of any applicable securities depository;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

•

to conform the provisions of the relevant Indenture to the “Description of Notes,” “Description of the Notes and Guarantees,” “Description of Debt Securities” and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the debt securities of that series;

•	to make changes to the relevant Indenture applicable only to other series of debt securities issuable thereunder; and

•	to change any other provision if the change does not adversely affect the interests of any holder of debt securities of that series.

We may also modify and amend the relevant Indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each affected holder of a series of debt securities then outstanding if that amendment will:

•	change the stated maturity of the principal of, or installment of interest on, any debt security of such series;

•	reduce the principal amount of, or the rate of interest on, any debt security of such series;

•

reduce any premium payable on the redemption or required repurchase of any debt security of such series or change the date on which any debt security of such series may or must be redeemed, repaid or required to be repurchased;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security of such series is payable;

•	impair the right of any holder of such series to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of such series;

•	reduce the percentage in principal amount of the outstanding debt security of such series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders in the relevant Indenture or the debt securities of such series;

•

modify any of the provisions of the relevant Indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the relevant Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the relevant Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the relevant Indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

When all outstanding debt securities of any series will become due and payable at their stated maturity within one year and we have deposited (or caused to be deposited) with the Trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may satisfy and discharge our obligations under the relevant Indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the relevant Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

The Indentures and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The Trust Indenture Act and the relevant Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the same degree of care and skill of a prudent person in the conduct of such person’s own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the relevant Indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the Trustee security or indemnity satisfactory to it.

DESCRIPTION OF GUARANTEES

The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “Guarantee”), by one or more of its subsidiaries (each, a “Guarantor”). In the case of Southwest Gas Corporation, the debt securities may or may not be guaranteed by Southwest Gas Holdings, Inc., its direct parent. The Guarantees, if any, will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. The Guarantors of any series of guaranteed debt securities of each issuer may differ from the Guarantors of any other series of guaranteed debt securities of each issuer. In the event Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable Indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indentures will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest Gas Holdings and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest Gas Holdings will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Guarantees,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. You may also obtain our filings through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available, free of charge, on or through our Internet web site (https://www.swgasholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed under the heading “Incorporation by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the securities is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report of Southwest Gas Holdings, Inc. on Form 10-K for the year ended December 31, 2019;

•	Annual Report of Southwest Gas Corporation on Form 10-K for the year ended December 31, 2019;

•	Quarterly Reports of Southwest Gas Holdings, Inc. on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020;

•	Quarterly Reports of Southwest Gas Corporation on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020;

•

The portions of the Definitive Proxy Statement of Southwest Gas Holdings, Inc. on Schedule 14A (filed on March  23, 2020) that were specifically incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Current Reports of Southwest Gas Holdings, Inc. on Form 8-K filed on February 28, 2020, March 6, 2020, April 14, 2020, May 11, 2020 and June 4, 2020;

•	Current Reports of Southwest Gas Corporation on Form 8-K filed on April 14, 2020 and June 4, 2020; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the securities.

You may obtain a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

8360 S. Durango Drive

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Southwest Gas Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this Prospectus by reference to Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP.

$300,000,000

5.450% Senior Notes due 2028

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

J.P. Morgan

TD Securities

US Bancorp

Wells Fargo Securities

Co-Managers

Truist Securities

KeyBanc Capital Markets

The date of this prospectus supplement is March 21, 2023.